Exhibit 99.1

Lantheus to Acquire Life Molecular Imaging for an Upfront Payment of $350 Million to Accelerate Innovation for Patients in the Growing Alzheimer’s Disease Radiodiagnostic Market

Enhances Lantheus’ growth profile with Neuraceq®, a globally approved F-18 PET imaging agent used to detect beta-amyloid plaques in patients evaluated for Alzheimer’s Disease

Advances Lantheus’ radiopharmaceutical leadership with addition of Alzheimer’s radiodiagnostic commercial infrastructure, expanded pipeline, and enhanced R&D capabilities

Transaction expected to be accretive to adjusted EPS within the first 12 months

Company to host conference call on January 13, 2025, at 8:30 AM EST

BEDFORD, Mass., January 13, 2025 – Lantheus Holdings, Inc. (“Lantheus” or the “Company”) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today announced a definitive agreement to acquire Life Molecular Imaging Ltd. (“Life Molecular”), in an all-cash transaction consisting of an upfront payment of $350 million and up to an additional $400 million in potential earn-out and milestone payments. Life Molecular, a subsidiary of Life Healthcare Group Holdings Ltd (“Life Healthcare”), is dedicated to advancing novel Positron Emission Tomography (PET) radiopharmaceutical diagnostics.

The acquisition is expected to immediately enhance Lantheus’ near and long-term growth profile and establish a commercial Alzheimer’s disease (AD) franchise with the addition of Neuraceq® (florbetaben F18 injection). Neuraceq is a globally approved1, F-18 radioactive diagnostic agent indicated for PET imaging of the brain to estimate ß-amyloid neuritic plaque density in adult patients with cognitive impairment who are being evaluated for AD and other causes of cognitive decline. Neuraceq can be used to confirm eligibility for new AD therapies. Life Molecular also provides robust R&D capabilities, a strong commercial infrastructure, and an established international presence, which Lantheus plans to utilize to accelerate the development, advancement, and commercialization of the combined company’s pipeline. The transaction is expected to be accretive to Lantheus’ Adjusted Earnings Per Share within 12 months of close.

“This acquisition aligns with our strategy to drive long-term growth and value creation by investing in high-potential, complementary assets and R&D capabilities to strengthen our radiopharmaceutical leadership,” said Brian Markison, CEO of Lantheus. “This is a natural extension of our existing RM2 partnership, and we are ideally equipped to collectively grow Neuraceq and advance Life Molecular’s diverse radiopharmaceutical assets. We are excited to welcome their exceptionally talented team, whose expertise will further enhance our capabilities in the development and commercialization of innovative radiodiagnostic solutions. With our combined resources and financial strength, we are well-positioned to deliver a meaningful impact for patients and clinicians worldwide.”

[1]	Neuraceq® is commercially approved in the United States, Canada, Europe, the UK, Switzerland, China, Japan, South Korea, and Taiwan.

“Life Healthcare is proud to have been the steward for Life Molecular and is pleased to have found a partner who recognizes the value of the business we have nurtured,” said Peter Wharton-Hood, Chief Executive of Life Healthcare. “We invested in LMI with the vision of developing solutions that can improve patient outcomes, and we are confident in Lantheus’ ability to accelerate its growth.”

Compelling Strategic and Financial Rationale

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Establishes Commercial Franchise in AD: The acquisition of Life Molecular adds commercial AD radiodiagnostic capabilities and infrastructure, including a manufacturing network and go-to-market experience that will complement Lantheus’ existing capabilities and can be used to launch future AD assets.

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Expands Growth Profile with Approved AD Radiodiagnostic: The acquisition of Neuraceq, a globally marketed radioactive agent that assists in diagnosing cognitive impairments, including AD and dementia, is expected to accelerate Lantheus’ revenue growth. With the combined company’s operational and commercial expertise, Lantheus expects to maximize access to Neuraceq for the approximately 55 million people around the world who are living with AD or mild cognitive impairment.

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Enhances R&D and Clinical Development Capabilities: Life Molecular brings high-caliber research and pharmaceutical development capabilities that enhance and complement Lantheus’ resources, strengthening the Company’s potential to advance its diverse pipeline.

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Complements Innovative Radiodiagnostic Pipeline: The acquisition complements Lantheus’ pipeline with the addition of highly complementary radiodiagnostic clinical-stage assets targeting diseases with significant unmet needs.

This transaction builds on Lantheus’ June 2024 acquisition of the global rights to LMI’s clinical-stage radiotherapeutic and radiodiagnostic pair, 177Lu-DOTA-RM2 and 68Ga-DOTA-RM2, which target gastrin-releasing peptide receptor (GRPR) for prostate, breast and other cancers. This theranostic pair strengthened Lantheus’ oncology pipeline and will potentially allow the Company to enter new disease areas.

Additional Transaction Details

Under the terms of the agreement between Lantheus Medical Imaging, Inc. (“Lantheus Medical”), Lantheus Radiopharmaceuticals UK Limited (the “Lantheus UK”), Life Medical Group Limited (the “Seller”), and Life Healthcare Group Holdings Limited (“Life Healthcare”), Lantheus UK will pay an upfront amount of $350 million, payable in cash at closing, and potential additional net sales earnout and milestone payments in an aggregate additional cash amount of up to $400 million. In addition, Lantheus UK may pay up to $30 million towards Seller’s retained future contingent liabilities under certain contractual arrangements. The transaction has been unanimously approved by the Boards of Directors of both companies and is expected to close in the second half of 2025, subject to customary closing conditions, including the approval of Life Healthcare Group Holdings’ shareholders and regulatory clearances or expiration of applicable waiting periods under antitrust laws and foreign investment laws, and the Financial Surveillance Department of the South African Reserve Bank having granted approval under Exchange Control Regulations.

Advisors

RMB, a division of FirstRand Bank Limited, acted as financial advisor to Life Healthcare in this transaction and A&O Shearman LLP and Cliffe Dekker Hofmeyr Inc. acted as legal advisors.

Morgan Stanley acted as financial advisor to Lantheus in this transaction, while Covington & Burling LLP, Ropes & Gray LLP and Bowmans acted as legal advisors and Ernst & Young LLP acted as financial and tax advisor.

Conference Call and Webcast Details

Lantheus will hold a conference call on Monday, January 13, 2025, at 8:30 AM EST. To access the live conference via webcast, please register here. A replay will be available after the conclusion of the call on Lantheus’ investor website at: https://investor.lantheus.com/news-events/calendar-of-events.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.

About Neuraceq (florbetaben F18 injection)

Indication

Neuraceq® is a radioactive diagnostic agent indicated for Positron Emission Tomography (PET) imaging of the brain to estimate ß-amyloid neuritic plaque density in adult patients with cognitive impairment who are being evaluated for Alzheimer’s Disease (AD) and other causes of cognitive decline. A negative Neuraceq scan indicates sparse to no neuritic plaques and is inconsistent with a neuropathological diagnosis of AD at the time of image acquisition; a negative scan result reduces the likelihood that a patient’s cognitive impairment is due to AD. A positive Neuraceq scan indicates moderate to frequent amyloid neuritic plaques; neuropathological examination has shown this amount of amyloid neuritic plaque is present in patients with AD, but may also be present in patients with other types of neurologic conditions as well as older people with normal cognition. Neuraceq is an adjunct to other diagnostic evaluations.

Limitations of Use

•	A positive Neuraceq® scan does not establish the diagnosis of AD or any other cognitive disorder.

•	Safety and effectiveness of Neuraceq have not been established for:

•	Predicting development of dementia or other neurologic conditions

•	Monitoring responses to therapies.

Important Safety Information

Risk for Image Interpretation and Other Errors

Errors may occur in the Neuraceq estimation of brain neuritic ß-amyloid plaque density during image interpretation. Image interpretation should be performed independently of the patient’s clinical information. The use of clinical information in the interpretation of Neuraceq images has not been evaluated and may lead to errors. Errors may also occur in cases with severe brain atrophy that limits the ability to distinguish gray and white matter on the Neuraceq scan. Errors may also occur due to motion artifacts that result in image distortion. Neuraceq scan results are indicative of the presence of brain neuritic ß-amyloid plaques only at the time of image acquisition and a negative scan result does not preclude the development of brain neuritic ß-amyloid plaques in the future.

Radiation Risk

Neuraceq, similar to other radiopharmaceuticals, contributes to a patient’s overall long-term cumulative radiation exposure. Long-term cumulative radiation exposure is associated with an increased risk of cancer. Ensure safe handling to protect patients and health care workers from unintentional radiation exposure.

Common Adverse Reactions

The overall safety profile of Neuraceq is based on data from 1,090 administrations of Neuraceq to 872 subjects. No serious adverse reactions related to Neuraceq administration have been reported. The most frequently observed adverse drug reactions in subjects receiving Neuraceq were injection site reactions consisting of erythema (1.7%), irritation (1.1%) and pain (3.4%).

For more information please visit: neuraceq.com.

About Lantheus

Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in Canada and Sweden, Lantheus has been providing radiopharmaceutical solutions for more than 65 years. For more information, visit www.lantheus.com.

About Life Molecular Imaging (Life Molecular)

Life Molecular Imaging (Life Molecular) is a global radiopharmaceutical company dedicated to developing and offering novel cutting-edge radiopharmaceuticals that improve early detection and characterization of chronic and life-threatening diseases, leading to better therapeutic outcomes and improved quality of life. Life Molecular is an affiliate of Life Healthcare Group – an international people-centered, diversified healthcare organization with four decades of experience in the South African private healthcare sector. To learn more, please visit https://life-mi.com.

About Life Healthcare

Life Healthcare is a global people-centered, diversified healthcare organization. Life Healthcare Group Holdings is listed on the Johannesburg Stock Exchange. Life Healthcare has over 40 years’ experience in the South African private healthcare sector, and currently operates 64 healthcare facilities in southern Africa. Services include acute hospital care, acute physical rehabilitation, acute mental healthcare, renal dialysis, oncology, diagnostic and molecular imaging and health risk management services which include occupational health and wellness services. The company also owns Life Molecular Imaging, a radiopharmaceutical business dedicated to developing and globally commercializing innovative radiopharmaceuticals. Visit: https://www.lifehealthcare.co.za/

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current plans, estimates and expectations that are subject to various risks and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “estimate,” “expect,” “may,” “plan,” “potential,” “predict,” “target,” “will,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction, such as efficiencies, cost savings, synergies, revenue growth, creating shareholder value, growth potential, market profile, enhanced competitive position, and financial strength and flexibility; the competitive ability and position of the Company following the transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Important factors that could cause actual results to differ materially from Lantheus’ plans, estimates or expectations could include, but are not limited to: (i) Life Healthcare Group Holdings may be unable to obtain shareholder approval as required for the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the effect of the announcement of the transaction on the ability of Lantheus or Life Healthcare Group to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Lantheus or Life Healthcare Group does business, or on Lantheus’ or Life Molecular’s operating results and business generally; (v) Lantheus’ or Life Molecular’s respective businesses may suffer as a result of uncertainty surrounding the transaction and disruption of management’s attention due to the transaction; (vi) the outcome of any legal proceedings related to the transaction; (vii) Lantheus or Life Healthcare Group may be adversely affected by other economic, business, and/or competitive factors; (viii) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (ix) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (x) the risk that Lantheus or the Seller may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; (xi) risks that the anticipated benefits of the transaction or other commercial opportunities may otherwise not be fully realized or may take longer to realize than expected; (xii) the impact of legislative, regulatory, competitive and technological changes; (xiii) expectations for future clinical trials, the timing and potential outcomes of clinical studies and interactions with regulatory authorities; and (xiv) other risks to the consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Lantheus are set forth in its filings with the Securities and Exchange Commission (the “SEC”), including Lantheus’ most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Lantheus files from time to time with the SEC. The forward-looking statements in this document speak only as of the date of these materials. Except as required by law, Lantheus assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Contacts:

Mark Kinarney

Vice President, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Senior Director, External Communications

646-975-2533

media@lantheus.com